Exhibit 7.B

[SUTHERLAND ASBILL & BRENNAN LLP]

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 8 to the Registration Statement on Form S-6 for Southland Separate Account L1 (File No. 33-97852). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By: /s/ Kimberly J. Smith
     Kimberly J. Smith

Washington, D.C.
April 24, 2001